Exhibit 15





October 26, 1998

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

We are aware that Potomac Electric Power Company has incorporated by reference our reports dated May 13, 1998 and August 11, 1998 (issued pursuant to the provisions of Statement on Auditing Standards Number 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about October 26, 1998. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


/s/ PRICEWATERHOUSECOOPERS LLP